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                                                                      EXHIBIT 11

                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                   (UNAUDITED)
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                                                                  THREE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                         ------------------------------------
                                                              2000                  1999
                                                         --------------          ------------
Basic and diluted weighted average common shares             19,715,625            16,067,153
                                                         ==============          ============
Net Loss                                                 $   (1,506,182)         $ (1,419,541)
                                                         ==============          ============
Basic and diluted loss per common share                  $        (0.08)         $      (0.09)
                                                         ==============          ============

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